                        CONSENT OF CLIFFORD CHANCE US LLP

We hereby consent to the reference to our firm under the caption "Fund Counsel"
in the Statement of Additional Information comprising a part of Post-Effective
Amendment No. 20 to the Form N-1A Registration Statement of Morgan Stanley
Limited Duration U.S. Government Trust, File No. 33-41187. We do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the
Securities and Exchange Commission thereunder.

/s/ Clifford Chance US LLP
New York, New York
September 26, 2007